UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 12, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 12, 2014 The Wet Seal, Inc. (the “Company”) entered into a letter agreement (the “Letter”) with Bank of America, N.A., as the administrative agent and collateral agent (the “Agent”), supplementing and amending the Company’s Amended and Restated Credit Agreement dated as of February 3, 2011 (as amended, the “Credit Agreement”). Pursuant to the Letter, the Company agreed, among other things, to (i) deliver borrowing base certificates to the Agent on a weekly basis instead of monthly, (ii) provide cash collateral for its outstanding letters of credit, (iii) comply with Section 6.11 of the Credit Agreement providing for daily transfer of deposits from the Company’s deposit accounts to a deposit account that is under the dominion and control of the Agent, and (iv) allow the Agent to undertake additional inventory appraisals from time to time at the Company’s expense.

Item 5.02. Departure of Directors for Certain Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 15, 2014, Lesli R. Gilbert, the Company’s Executive Vice President, Stores and Operations, informed the Company that she was resigning from her position, effective January 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: December 18, 2014	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer